Exhibit 99.1

NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
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For Further Information:

AT OLD REPUBLIC:
A.C. Zucaro
Chairman & CEO
(312) 346-8100

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
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FOR IMMEDIATE RELEASE                                                  ORI: NYSE
FRIDAY, DECEMBER 2, 2005


                       OLD REPUBLIC INTERNATIONAL DECLARES
                          CASH DIVIDEND ON COMMON STOCK
                       -----------------------------------



CHICAGO, IL - December 2, 2005 - Old Republic  International  Corporation (NYSE:
ORI) reported today that it will pay its regular cash dividend of 17 cents per share. The common stock dividend is payable December 15, 2005, to shareholders of record on December 2, 2005.

Old Republic has paid cash dividends on its common shares for each of the past 64 years without interruption. The Company currently has approximately 183.2 million common shares outstanding.


About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of nearly $11.3 billion and shareholders' equity of $4.1 billion. Its current stock market valuation is approximately $4.9 billion or $26.91 per share.

   For the latest news releases and other corporate documents on Old Republic
                    International visit www.oldrepublic.com
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